FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2026 Financial Results

Summary
•Fiscal third quarter 2026 revenue was $1.67 billion, up 37% year-over-year
•Fiscal third quarter 2026 adjusted Earnings Per Share (EPS) was $2.11, an increase of 215% compared to fiscal third quarter 2025
•Providing revenue guidance for fiscal fourth quarter 2026 of $1.75 billion plus or minus $50 million
•Raising revenue guidance for fiscal year 2026 to $6.42 billion plus or minus $50 million, a 35% increase year-over-year at the midpoint

FULTON, Md. - September 3, 2026 - Ciena® Corporation (NYSE: CIEN) today announced financial results for its fiscal third quarter ended August 1, 2026.
"Today’s outstanding financial performance demonstrates Ciena’s leadership in providing industry-leading, high-speed connectivity solutions as AI continues to drive compounding waves of network investment,” said Gary Smith, president and CEO, Ciena. “As the only pure-play optical systems and interconnects provider, Ciena’s unmatched combination of incumbency, technology innovation, and deep expertise gives us a powerful competitive edge."

"Our record fiscal third quarter results reflect Ciena’s ability to deliver increasingly profitable growth while positioning for future opportunities,” said Marc Graff, Ciena’s Chief Financial Officer. “Our expanding supply capacity, strengthening business fundamentals, and increasing operating leverage set the stage to continue to accelerate earnings and deliver long-term value for customers and shareholders.”
Performance Summary for Fiscal Third Quarter Ended August 1, 2026
Revenue:
•$1.67 billion in the fiscal third quarter 2026, compared to $1.22 billion in the fiscal third quarter 2025

Net Income per diluted share:
•$1.83 GAAP and $2.11 adjusted (non-GAAP) for the fiscal third quarter 2026, compared to $0.35 and $0.67 for fiscal third quarter 2025, respectively

The tables below (in millions, except percentage data) provide comparisons of certain quarterly results. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)			Non-GAAP Results (unaudited)
	Quarter Ended		Period	Quarter Ended		Period
	August 1,	August 2,	Change	August 1,	August 2,	Change
	2026	2025	Y-T-Y*	2026	2025	Y-T-Y*
Revenue	$1,671.1	$1,219.4	37.0%	$1,671.1	$1,219.4	37.0%
Gross margin	45.4%	41.3%	4.1%	46.4%	41.9%	4.5%
Operating expense	$458.1	$429.5	6.6%	$400.0	$380.2	5.2%
Operating margin	18.0%	6.1%	11.9%	22.5%	10.7%	11.8%
EBITDA	$349.9	$109.2	220.4%	$411.1	$158.0	160.2%
* Denotes % change, or in the case of margin, absolute change
Business Outlook
Ciena expects fiscal fourth quarter 2026 to include:
•Revenue of $1.75B billion plus or minus $50 million
•Adjusted (non-GAAP) gross margin in the range of 45% plus or minus 50 bps
•Adjusted (non-GAAP) operating expense in the range of $415 million plus or minus $10 million
•Adjusted (non-GAAP) operating margin in the range of 20% plus or minus 50 bps

Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the "Key assumptions underlying our outlook" in our accompanying Earnings Presentation and each of the "Forward-Looking Statements" and "Reconciliation of Adjusted (Non- GAAP) Measurements" found in the Notes to Investors below.
Financial Highlights for the Fiscal Third Quarter 2026
•Two customers represented 10%-plus of revenue for a total of 41.7% of revenue.
•Average days' sales outstanding (DSOs) were 76.
•Inventory turns were 3.5.
•Repurchased approximately 0.4 million shares of common stock for an aggregate price of $171.7 million under the $1 billion share repurchase program.

Financial Performance by Segment

	Revenue by Segment (unaudited)
	Quarter Ended
	August 1, 2026		August 2, 2025
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$1,191.3	71.3	$815.5	66.9
Routing and Switching	164.4	9.8	125.9	10.3
Total Networking Platforms	1,355.7	81.1	941.4	77.2

Platform Software and Services	98.6	5.9	90.0	7.4

Blue Planet Automation Software and Services	23.2	1.4	27.8	2.3

Global Services
Maintenance, Support, and Learning	89.8	5.4	80.7	6.6
Implementation	87.9	5.3	65.9	5.4
Advisory and Enablement	15.9	0.9	13.6	1.1
Total Global Services	193.6	11.6	160.2	13.1

Total	$1,671.1	100.0	$1,219.4	100.0
** Denotes % of total revenue

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2026 Results
Today, Thursday, September 3, 2026, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal third quarter 2026 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include the "Business Outlook" section of this press release and "Today’s outstanding financial performance demonstrates Ciena’s leadership in providing industry-leading, high-speed connectivity solutions as AI continues to drive compounding waves of network investment. As the only pure-play optical systems and interconnects provider, Ciena’s unmatched combination of incumbency, technology innovation, and deep expertise gives us a powerful competitive edge. Our record fiscal third quarter results reflect Ciena’s ability to deliver increasingly profitable growth while positioning for future opportunities. Our expanding supply capacity, strengthening business fundamentals, and increasing operating leverage set the stage to continue to accelerate earnings and deliver long-term value for customers and shareholders.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our business and that of our customers, including their spending; the development and use of artificial intelligence and its impact on overall networking technology spending; our ability to execute our business and growth strategies; supply chain constraints or disruptions including increased costs and lead times; the introduction of new technologies by us or our competitors; the timing and size of customer orders, their delivery dates and our ability to fulfill and recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, and public health emergencies, epidemics, or pandemics; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 12, 2025 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2026 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin, adjusted (non-GAAP) operating expense, and adjusted (non-GAAP) operating margin guidance measures to the corresponding gross margin, operating expense, and operating margin GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena is the global leader in high-speed connectivity. We build the world’s most advanced networks to support exponential growth in bandwidth demand. By harnessing the power of our networking systems, interconnects, automation software, and services, Ciena revolutionizes data transmission and network management. With unparalleled expertise and innovation, we empower our customers, partners, and communities to thrive in the AI era. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2026	2025	2026	2025
Revenue:
Products	$1,390,274	$976,801	$3,881,632	$2,730,167
Services	280,855	242,584	787,278	687,356
Total revenue	1,671,129	1,219,385	4,668,910	3,417,523
Cost of goods sold:
Products	768,661	580,028	2,171,342	1,620,816
Services	143,203	136,278	421,229	368,969
Total cost of goods sold	911,864	716,306	2,592,571	1,989,785
Gross profit	759,265	503,079	2,076,339	1,427,738
Operating expenses:
Research and development	236,673	211,898	696,036	619,429
Selling and marketing	153,969	148,724	452,875	424,911
General and administrative	62,844	60,596	183,308	171,450
Significant asset impairments and restructuring costs	887	1,770	3,190	5,262
Amortization of intangible assets	3,713	6,556	12,162	19,646
Acquisition and integration costs	—	—	306	—
Total operating expenses	458,086	429,544	1,347,877	1,240,698
Income from operations	301,179	73,535	728,462	187,040
Interest and other income, net	22,388	15,090	49,456	34,539
Interest expense	(5,803)	(22,806)	(47,979)	(67,421)
Loss on extinguishment and modification of debt	(7,143)	—	(7,143)	(729)
Income before income taxes	310,621	65,819	722,796	153,429
Provision for income taxes	44,203	15,511	87,875	49,580
Net income	$266,418	$50,308	$634,921	$103,849

Net Income per Common Share
Basic net income per common share	$1.88	$0.35	$4.46	$0.73
Diluted net income per potential common share	$1.83	$0.35	$4.34	$0.72

Weighted average basic common shares outstanding	142,061	141,846	142,229	142,437
Weighted average dilutive potential common shares outstanding[1]	145,967	144,499	146,227	145,158

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.9 million and 4.0 million for the third quarter and first nine months ended fiscal 2026, respectively; and (ii) 2.7 million for both the third quarter and first nine months ended fiscal 2025.

`CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	August 1,	November 1,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$2,445,708	$1,091,952
Short-term investments	184,293	216,148
Accounts receivable, net	1,233,610	975,856
Inventories, net	871,987	826,235
Prepaid expenses and other	527,014	455,316
Total current assets	5,262,612	3,565,507
Long-term investments	213,553	57,142
Equipment, building, furniture and fixtures, net	491,656	386,779
Operating lease right-of-use assets	45,667	38,613
Goodwill	513,340	521,204
Other intangible assets, net	188,824	224,210
Deferred tax asset, net	1,092,726	884,889
Other long-term assets	188,862	186,323
Total assets	$7,997,240	$5,864,667
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$654,070	$542,841
Accrued liabilities and other short-term obligations	508,149	531,081
Deferred revenue	211,453	208,936
Operating lease liabilities	12,261	13,956
Current portion of long-term debt	—	11,580
Total current liabilities	1,385,933	1,308,394
Long-term deferred revenue	99,828	94,850
Other long-term obligations	186,265	175,426
Long-term operating lease liabilities	38,633	32,516
Long-term debt, net	3,229,843	1,524,158
Total liabilities	4,940,502	3,135,344
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,897,511 and 141,016,300 shares issued and outstanding	1,419	1,410
Additional paid-in capital	5,655,535	5,953,057
Accumulated other comprehensive loss	(65,028)	(55,035)
Accumulated deficit	(2,535,188)	(3,170,109)
Total stockholders’ equity	3,056,738	2,729,323
Total liabilities and stockholders’ equity	$7,997,240	$5,864,667

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	August 1,	August 2,
	2026	2025
Cash flows provided by operating activities:
Net income	$634,921	$103,849
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	7,143	159
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	102,347	76,637
Share-based compensation expense	163,178	135,696
Amortization of intangible assets	35,386	26,343
Deferred taxes	49,266	(21,709)
Provision for inventory excess and obsolescence	72,428	34,185
Provision for warranty	30,050	16,302
Other	(724)	(1,997)
Changes in assets and liabilities:
Accounts receivable	(251,531)	(116,887)
Inventories	(118,334)	(73,493)
Prepaid expenses and other	(111,567)	137,440
Operating lease right-of-use assets	7,956	8,759
Accounts payable, accruals and other obligations	66,956	83,354
Deferred revenue	6,764	38,246
Short and long-term operating lease liabilities	(10,633)	(11,868)
Net cash provided by operating activities	683,606	435,016
Cash flows used in investing activities:
Payments for equipment, furniture, and fixtures	(194,893)	(95,373)
Purchases of investments	(325,629)	(191,335)
Proceeds from sales and maturities of investments	203,097	261,611
Settlement of foreign currency forward contracts, net	2,259	(2,635)
Net cash used in investing activities	(315,166)	(27,732)
Cash flows provided by (used in) financing activities:
Proceeds for modification of debt, net	—	19,175
Cash paid for extinguishment of debt	(1,140,930)	(19,175)
Payment of long term debt	(5,790)	(8,685)
Payment for convertible bond hedge	(988,425)	—
Proceeds from sale of warrants	873,425	—
Proceeds from issuance of convertible notes	2,875,000	—
Payment of debt issuance costs	(43,622)	(12)
Payment of finance lease obligations	(3,572)	(3,244)
Shares repurchased for tax withholdings on vesting of stock unit awards	(278,338)	(60,043)
Repurchases of common stock - repurchase program, net	(337,914)	(250,035)
Proceeds from issuance of common stock	38,025	35,874
Net cash provided by (used in) financing activities	987,859	(286,145)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,554)	60
Net increase in cash, cash equivalents and restricted cash	1,353,745	121,199
Cash, cash equivalents and restricted cash at beginning of period	1,092,197	935,026
Cash, cash equivalents and restricted cash at end of period	$2,445,942	$1,056,225
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$58,712	$68,243
Cash paid during the period for income taxes, net	$84,583	$84,898
Operating lease payments	$12,383	$13,246
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$24,987	$14,819
Repurchase of common stock in accrued liabilities from repurchase program, net	$—	$2,231
Operating right-of-use assets subject to lease liability	$16,144	$21,850

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	August 1,	August 2,
	2026	2025
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$759,265	$503,079
Share-based compensation-products	2,175	2,027
Share-based compensation-services	4,666	3,942
Amortization of intangible assets	9,652	2,232
Total adjustments related to gross profit	16,493	8,201
Adjusted (non-GAAP) gross profit	$775,758	$511,280
Adjusted (non-GAAP) gross profit percentage	46.4%	41.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$458,086	$429,544
Share-based compensation-research and development	20,173	16,749
Share-based compensation-sales and marketing	16,623	13,277
Share-based compensation-general and administrative	14,241	11,008
Significant asset impairments and restructuring costs	887	1,770
Amortization of intangible assets	3,713	6,556
Holdback arrangement	2,419	—
Total adjustments related to operating expense	58,056	49,360
Adjusted (non-GAAP) operating expense	$400,030	$380,184

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$301,179	$73,535
Total adjustments related to gross profit	16,493	8,201
Total adjustments related to operating expense	58,056	49,360
Total adjustments related to income from operations	74,549	57,561
Adjusted (non-GAAP) income from operations	$375,728	$131,096
Adjusted (non-GAAP) operating margin percentage	22.5%	10.7%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$266,418	$50,308
Exclude GAAP provision for income taxes	44,203	15,511
Income before income taxes	310,621	65,819
Total adjustments related to income from operations	74,549	57,561
Loss on extinguishment of debt	7,143	—
Gain on early termination of interest rate swaps	(7,720)	—
Adjusted income before income taxes	384,593	123,380
Non-GAAP tax provision on adjusted income before income taxes	76,919	27,144
Adjusted (non-GAAP) net income	$307,674	$96,236

Weighted average basic common shares outstanding	142,061	141,846
Weighted average dilutive potential common shares outstanding [1]	145,967	144,499

Net Income per Common Share
GAAP diluted net income per potential common share	$1.83	$0.35
Adjusted (non-GAAP) diluted net income per potential common share	$2.11	$0.67
1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.9 million for the third quarter ended fiscal 2026; and (ii) 2.7 million for the third quarter ended fiscal 2025.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	August 1,	August 2,
	2026	2025
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$266,418	$50,308
Add: Interest expense	5,803	22,806
Less: Interest and other income, net	22,388	15,090
Add: Loss on extinguishment of debt	7,143	—
Add: Provision for income taxes	44,203	15,511
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	35,326	26,866
Add: Amortization of intangible assets	13,365	8,788
EBITDA	$349,870	$109,189
Add: Share-based compensation expense	57,878	47,003
Add: Significant asset impairments and restructuring costs	887	1,770
Add: Holdback arrangement	2,419	—
Adjusted EBITDA	$411,054	$157,962
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - non-recurring costs primarily reflecting expenses associated with actions Ciena has taken to restructure our business, including reductions in force, facility optimization, and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Holdback arrangement - reflects a one-time holdback of a portion of the merger consideration otherwise payable at closing to certain key employee shareholders of Nubis Communications, Inc. who became employees of Ciena, which is treated as contingent compensation for GAAP reporting purposes. These transaction-related amounts are not part of Ciena's standard compensation and benefits.
•Loss on extinguishment of debt - reflects extinguishment expenses related to repayment of Ciena's term loan in connection with Ciena's convertible notes offering during the third quarter of fiscal 2026.
•Gain on early termination of swaps - reflects the market value at settlement of Ciena's interest rate swaps designated as cash flow hedges which were terminated in parallel with the repayment of our refinanced 2030 term loan during the third quarter of fiscal 2026.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20% for the third quarter of fiscal 2026 and 22% for the third quarter of fiscal 2025. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.